UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): May 22, 2012

PrimeEnergy Corporation

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

0-7406	84-0637348
(Commission File Number)	(IRS Employer Identification No.)

9821 Katy Freeway Houston, TX	77024
(Address of Principal Executive Offices)	(Zip Code)

(713) 735-0000

(Registrant’s Telephone Number, Including Area Code)

One Landmark Square Stamford, CT

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 — Corporate Governance and Management

Item 5.07.	Submission of Matters to a Vote of Security Holders

The annual meeting of stockholders of PrimeEnergy Corporation (the “Company”) was held May 22, 2012. The only matter submitted to a vote of the stockholders was the election of Directors of the Company. Proxies were solicited pursuant to Regulation 14 under the Securities Exchange Act of 1934. There were 2,682,249 shares of the Company outstanding and entitled to vote at the meeting. There were 1,481,246 shares of the Company present in person or by proxy at the meeting.

Seven persons were nominated by management for election as Directors of the Company, each for a term of one year. All of such persons were currently serving as Directors of the Company. There were no other persons serving as Directors and there was no Director whose term of office continued after the meeting. There were no other nominees and there was no solicitation in opposition to management’s nominees and all of such nominees were elected. The names of each Director elected at the meeting and the number of shares voted for or withheld for each nominee, is as follows. There were no abstentions and 885,714 broker non-votes.

Name	For	Withheld
Beverly A. Cummings	1,442,898	38,348
Charles E. Drimal, Jr.	1,444,282	36,964
Matthias Eckenstein	1,477,545	3,701
H. Gifford Fong	1,476,328	4,918
Thomas S. T. Gimbel	1,474,606	6,640
Clint Hurt	1,477,562	3,684
Jan K. Smeets	1,448,625	32,621

Item 8.01. Other Events

The principal executive office of the Company has been changed to 9821 Katy Freeway Houston, Texas 77024.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PrimeEnergy Corporation

Date: May 24, 2012	By:	/S/ BEVERLY A. CUMMINGS
Beverly A. Cummings Executive Vice President

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